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                                                                      EXHIBIT 16


                           CAPSTONE GROWTH FUND, INC.
             SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


         P (1 + T)(n) = ERV

                    P = a hypothetical initial payment of $1,000,

                    T = the average annual total return,

                    n = the number of years,

              ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's average annual total return for the one year period ending October 31, 1996 is 19.27%.

                     $1,000 (1 + .19269)1 = ERV

                                $1,192.69 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 72.359 shares. Income distributions of $0.064 per share and a capital gain distribution of $0.729 per share resulted in 4.292 additional shares, rendering a total of
76.651 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $1,192.69 and yielding a return of 19.27%.

                              ********************

The Fund's average annual total return for the five year period from November 1, 1991 to October 31, 1996 is 9.45%.

                       $1,000 (1 + .0945)(5) = ERV

                                   $1,570.80 = ERV

An initial payment of $1,000 invested on 11/01/91 will result in 68.259 shares. Income distributions of $0.812 per share and capital gain distributions of $4.519 per share for the five year period resulted in 32.692 additional shares, rendering a total of 100.951 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $1,570.80 and yielding a return of 9.45%.
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                              ********************

The Fund's average annual total return for the ten year period from November 1, 1986 to October 31, 1996 is 11.44%.

                          $1,000 (1 + .1144)(10) = ERV

                                       $2,953.82 = ERV

An initial payment of $1,000 invested on 11/01/86 will result in 67.981 shares. Income distributions of $2.572 per share and capital gain distributions of $10.809 per share for the ten year period resulted in 121.853 additional shares, rendering a total of 189.834 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $2,953.82 and yielding a return of 11.44%.
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                           CAPSTONE GROWTH FUND, INC.
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


           P (1 + T) = ERV

                   P = a hypothetical initial payment of $1,000,

                   T = the total return,

             ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's total return for the one year period ending October 31, 1996 is 19.27%.

                     $1,000 (1 + .1927) = ERV

                              $1,192.69 = ERV

An initial payment of $1,000 invested on 11/01/95 will result in 72.359 shares. Income distributions of $0.064 per share and a capital gain distribution of $0.729 per share resulted in 4.292 additional shares, rendering a total of
76.651 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $1,192.69 and yielding a return of 19.27%.

                              ********************

The Fund's total return for the five year period from November 1, 1991 to October 31, 1996 is 57.08%.

                      $1,000 (1 + .5708) = ERV

                               $1,570.80 = ERV

An initial payment of $1,000 invested on 11/01/91 will result in 68.259 shares. Income distributions of $0.812 per share and capital gain distributions of $4.519 per share for the five year period resulted in 32.692 additional shares, rendering a total of 100.951 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $1,570.80 and yielding a return of 57.08%.

                              ********************

The Fund's total return for the ten year period from November 1, 1986 to October 31, 1996 is 195.38%.

                          $1,000 (1 +1.9538) = ERV

                                   $2,953.82 = ERV

An initial payment of $1,000 invested on 11/01/86 will result in 67.981 shares. Income distributions of $2.572 per share and capital gain distributions of $10.809 per share for the ten year period resulted in 121.853 additional shares, rendering a total of 189.834 shares. On 10/31/96 the net asset value of the Fund was $15.56 per share, thereby creating a total market value of $2,953.82 and yielding a return of 195.38%.